SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 22, 1996


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)



            1-10699                              22-2405746
   (Commission File Number)             (IRS Employer Identification No.)


               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of principal executive offices)



                                 (201) 236-2630
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

         On October 22, 1996, HUBCO, Inc.("HUBCO") reported earnings of $1.3 million for the third quarter of 1996 and $15.2 million for the nine months ended September 30, 1996. The reported earnings reflect one-time merger-related and restructuring charges relating to consummation of the acquisition of Lafayette America Bank and Trust Company ("Lafayette") totalling (on an after tax basis) $7.5 million for the third quarter and $9.0 million for the nine month period, together with the FDIC's one-time assessment to recapitalize the SAIF fund based on HUBCO's acquired SAIF balances pursuant to recently adopted Federal legislation which totaled (on an after tax basis) $512,000 for both periods. The results reported reflect the operation of Lafayette which was accounted for as a pooling for all periods, but only reflect the acquisition of Hometown Bancorporation, Inc. since the closing of that transaction on August 30, 1996, since that transaction was accounted for as a purchase.

         A copy of the press release announcing the earnings is attached as an exhibit.


Item 7.  Exhibits

       99.1   Press Release dated October 22, 1996.


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                              SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             HUBCO, INC.



Dated:  October 25, 1996                By:  /S/ D. LYNN VAN BORKULO-NUZZO
                                             ------------------------------
                                             D. Lynn Van Borkulo-Nuzzo,
                                             Executive Vice President


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                          INDEX TO EXHIBITS


       99.1   Press Release dated October 22, 1996.